UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 18, 2014

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois Street Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (716) 278-0015

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2014, JBI, Inc. (the “Company”) entered into Subscription Agreements (the “Purchase Agreements”) with three  investors (the “Purchasers”) in connection with a private placement of shares of the Company’s common stock and warrants to purchase shares of common stock (the “Warrants”).  Pursuant to the Purchase Agreements, the Company agreed to sell and issue to the Purchasers an aggregate of 2.4 million shares of its common stock and Warrants to purchase up to an additional 2.4 million shares of its common stock. The closings of the transactions under the Purchase Agreements occurred between February 19 and 24, 2014. The purchase price per share was $0.05 and the gross proceeds to the Company were $120,000.  The Warrants have a three year term, and an initial exercise price of $0.10 per share of common stock.  The Company granted “piggyback” registration rights under certain circumstances with respect to the shares issued at the closing and the shares issuable upon exercise of the Warrants.

The foregoing summaries of the private placement, the securities to be issued in connection therewith, the form of Purchase Agreement and the form of Warrant do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.  The Purchase Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the Purchase Agreement. Accordingly, other investors, holders and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Purchase Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, and any such changes may not be fully reflected in the Company’s reports or other filings with the SEC.

Section 3 — Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, the Company agreed to issue the shares of common stock and Warrants described therein.

The above-described sales or issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder on the basis that the sales or issuances did not involve a public offering and the recipients made certain representations to the Company, including without limitation, that the recipients of the securities were “accredited investors” as defined in Rule 501 under the Act.

Section 5 -- Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, Nicholas Terranova informed the Board of Directors of the Company of his resignation from his position as the Company’s Chief Financial Officer, effective February 28, 2014. The Company is conducting a search for a qualified replacement.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.       Description
4.1                      Form of Warrant.
10.1                    Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

February 24, 2014	By:	/s/ Richard Heddle
	Name:	Richard Heddle
	Title:	Chief Executive Officer